Exhibit 99.1

For Release:	Immediately

Contact:	Media –
	Aidan Gormley, Director, Global Corporate Communications and Branding	216/896-3258
aidan.gormley@parker.com

Financial Analysts –
	Robin J. Davenport, Vice President, Corporate Finance	216/896-2265
rjdavenport@parker.com

Stock Symbol:	PH – NYSE

Parker Hannifin Completes CLARCOR Acquisition

- Creates most diverse global provider of filtration products, offering customers a single streamlined source for filtration solutions

CLEVELAND (February 28, 2017) – Parker Hannifin Corporation (NYSE: PH), the global leader in industrial motion and control technologies, today completed its acquisition of CLARCOR Inc., a major manufacturer of filtration products, for approximately $4.3 billion in cash, including the assumption of net debt. The strategic transaction creates a combined organization with a comprehensive portfolio of filtration products and technologies, offering customers a single streamlined source for all their purification and separation needs.

Under the definitive agreement signed on December 1, 2016, Parker has purchased all outstanding CLARCOR shares for $83 per share in cash. The transaction is expected to be accretive to Parker’s cash flow, earnings per share and earnings before tax, interest, depreciation and amortization, after adjusting for one-time costs.

In the highly complementary combination, CLARCOR joins Parker’s Filtration Group and provides Parker with additional proprietary media, industrial and process filtration products and technologies, as well as a broad portfolio of replacement filters. It also adds more than a dozen respected CLARCOR brands, including CLARCOR, Baldwin, Fuel Manager®, PECOFacet, Airguard, Altair, BHA®, Clearcurrent®, Clark Filter, Hastings, United Air Specialists, Keddeg and Purolator. In addition, Parker possesses strong relationships with original equipment manufacturers and customers in international markets while CLARCOR contributes a solid U.S. presence, especially for recurring sales in the aftermarket.

“This is an exciting new journey as we work together to build the next generation of filtration,” said Tom Williams, Chairman and Chief Executive Officer of Parker. “Our enhanced filtration presence is expected to add resilience to our bottom line, improve operating margins, and enable us to meet long-term growth goals, strengthening our ability to achieve top quartile financial performance.”

“The combination deeply expands our ability to help make our world cleaner and safer while equipping our team members with new opportunities to innovate and grow,” said Rob Malone, Parker’s Filtration Group President. “The acquisition also offers significant operating synergies from our combined strengths to better serve our customers.”

An integration team has been formed including employees from both Parker and CLARCOR, and a detailed integration plan is underway designed to capture synergies and allow for a smooth transition of the two organizations.

About Parker Hannifin

Parker Hannifin is a Fortune 250 global leader in motion and control technologies. For 100 years the company has engineered the success of its customers in a wide range of diversified industrial and aerospace markets. Parker has increased its annual dividend per share paid to shareholders for 60 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. Learn more at www.phstock.com or @parkerhannifin.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments.

Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance.

Among factors which may affect future performance and earnings projections are: economic conditions within the company’s and CLARCOR’s key markets, and the company’s and CLARCOR’s ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance of the Company and/or CLARCOR are, as applicable: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments; CLARCOR’s potential inability to realize the anticipated benefits of the strategic supply partnership with GE; disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully capital allocation initiatives, including timing, price and execution of share repurchases; availability, limitations or cost increases of raw materials, component products and/or commodities that cannot be recovered in product pricing; ability to manage costs related to insurance and employee retirement and health care benefits; compliance costs associated with environmental laws and regulations; potential labor disruptions; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals; competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

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